                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                     Amendment No. 1 dated January 7, 2001
                     to Form 8-A filed on December 19, 2001

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              Solectron Corporation
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             (Exact name of Registrant as specified in its charter)



                Delaware                                 94-2447045
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                               777 Gibraltar Drive
                           Milpitas, California 95035
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               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------
7.25% Adjustable Conversion-Rate            New York Stock Exchange, Inc.
Security Units

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   [ ]
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Securities Act registration statement file number to which this form relates:
333-64454-01

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)


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         The undersigned registrant hereby amends the Form 8-A originally filed on December 19, 2001 (the "Form 8-A") relating to the creation of 7.25% Adjustable Conversion-Rate Equity Security Units of Solectron Corporation (the "Registrant") to read in its entirety as set forth herein.

Item 1.  Description of Registrant's Securities to be Registered

         The class of securities to be registered are 7.25% Adjustable Conversion-Rate Equity Security Units (the "Units") of the Registrant. For a description of the Units, reference is made to the Registration Statement on Form S-3 (Registration No. 333-64454-01) filed with the Securities and Exchange Commission (the "Commission") on July 2, 2001 by the Registrant, Amendment No. 1 thereto filed with the Commission on August 6, 2001, and Amendment No. 2 thereto filed with the Commission on August 28, 2001 (the "Registration Statement"), and the Prospectus Supplement, dated December 20, 2001, which specifically describes the Units and supplements the Prospectus dated August 29, 2001 that is included in and forms a part of the Registration Statement, which Prospectus Supplement and Prospectus were filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

         The Registrant's class of Common Stock which underlies the purchase contracts, which purchase contracts constitute an element of the Units, has already been registered on Form 8-A.

Item 2.  Exhibits

         The following exhibits to this Registration Statement on Form 8-A have been filed as exhibits to the Form 8-K filed by the Registrant on January 7, 2001 and are hereby incorporated herein by reference.

1. Subordinated Debt Securities Indenture dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A. (incorporated by reference from Exhibit 4.1 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

2. First Supplemental Indenture dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A. (incorporated by reference from Exhibit 4.2 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

3. Purchase Contract Agreement dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A., as purchase contract agent (incorporated by reference from Exhibit 4.3 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

4.       Form of Normal Units Certificate (included in Exhibit 3).

5.       Form of Stripped Units Certificate (included in Exhibit 3).

6.       Form of Subordinated Debenture (included in Exhibit 2).

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7.       Pledge Agreement dated as of December 27, 2001 among the Registrant,
         U.S. Bank Trust, N.A., as collateral agent, custodial agent and securities intermediary, and State Street Bank and Trust Company of California, N.A., as purchase contract agent (incorporated by reference from Exhibit 4.6 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

8. Pledge Agreement dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A., as the Trustee for the holders of the Notes (incorporated by reference from Exhibit 4.7 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

9. Control Agreement dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A, as Trustee and as securities intermediary and depository bank (incorporated by reference from Exhibit 4.9 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date:  January 7, 2002                 Solectron Corporation




                                       By: /s/ Kiran Patel
                                          -------------------------------------
                                          Kiran Patel, Executive Vice President,
                                          Chief Financial Officer



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                                  EXHIBIT LIST

1. Subordinated Debt Securities Indenture dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A. (incorporated by reference from Exhibit 4.1 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

2. First Supplemental Indenture dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A. (incorporated by reference from Exhibit 4.2 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

3. Purchase Contract Agreement dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A., as purchase contract agent (incorporated by reference from Exhibit 4.3 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

4.       Form of Normal Units Certificate (included in Exhibit 3).

5.       Form of Stripped Units Certificate (included in Exhibit 3).

6.       Form of Subordinated Debenture (included in Exhibit 2).

7. Pledge Agreement dated as of December 27, 2001 among the Registrant, U.S. Bank Trust, N.A., as collateral agent, custodial agent and securities intermediary, and State Street Bank and Trust Company of California, N.A., as purchase contract agent (incorporated by reference from Exhibit 4.7 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

8. Pledge Agreement dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A., as the Trustee for the holders of the Notes (incorporated by reference from Exhibit 4.8 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).

9. Control Agreement dated as of December 27, 2001 between the Registrant and State Street Bank and Trust Company of California, N.A, as Trustee and as securities intermediary and depository bank (incorporated by reference from Exhibit 4.9 of Registrant's Current Report on Form 8-K filed with the Commission on January 7, 2002).